Exhibit 23.1


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of:

o Our report dated January 30, 1998, which appears on page 31 of the 1997 Annual Report to Shareholders of Wild Oats Markets, Inc., which is incorporated in the Wild Oats Markets, Inc.'s Annual Report on Form 10-K for the year ended December 27, 1997,

o Our report dated August 15, 1996, except for Note 1, paragraph three, as to which the date is October 15, 1996, which appears on page F-17 of the Company's Prospectus dated October 22, 1996, of the financial statements of Alfalfa's, Inc. for the year ended June 30, 1996, and

o Our report dated August 27, 1996, which appears on page F-36 of the Company's Prospectus dated October 22, 1996, of the financial statements of New Frontiers for the three years in the period ended December 31, 1995.

We also consent to the reference to us under the heading "Experts" in such prospectus.



Price Waterhouse LLP
Boulder, Colorado
May 11, 1998